UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SuRo Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	27-4443543
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Sansome Street, Suite 730 San Francisco, Califronia	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Notes due 2026	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-239681

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 6.00% Notes due 2026 (the “Notes”) of SuRo Capital Corp., a Maryland corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “SSSSL.”

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333-239681) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the headings “Specific Terms of The Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated December 9, 2021, as filed with the Commission on December 10, 2021 pursuant to Rule 424 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement of SuRo Capital Corp. (previously filed in connection with Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-171578), filed on March 30, 2011 and incorporated by reference herein).

3.2	Articles of Amendment of SuRo Capital Corp. (previously filed in connection with the Registrant’s Current Report on Form 8-K (File No. 814-00852), filed on June 1, 2011 and incorporated by reference herein).

3.3	Articles of Amendment of SuRo Capital Corp. (previously filed in connection with the Registrant’s Current Report on Form 8-K (File No. 814-00852), filed on August 1, 2019 and incorporated by reference herein).

3.4	Articles of Amendment of SuRo Capital Corp. (previously filed in connection with the Registrant’s Current Report on Form 8-K (File No. 814-00852), filed on June 16, 2020 and incorporated by reference herein).

3.5	Second Amended and Restated Bylaws of SuRo Capital Corp. (previously filed in connection with the Registrant’s Current Report on Form 8-K (File No. 814-00852), filed on June 16, 2020 and incorporated by reference herein).

4.1	Base Indenture, dated as of March 28, 2019, by and between SuRo Capital Corp. and U.S. Bank National Association, as trustee (previously filed in connection with the Registrant's Registration Statement on Form N-2 (File No. 333-239681), filed on July 2, 2020 and incorporated by reference herein).

4.2	Second Supplemental Indenture, dated as of December 17, 2021, by and between SuRo Capital Corp. and U.S. Bank National Association, as trustee (previously filed in connection with the Registrant’s Current Report on Form 8-K (File No. 814-00852), filed on December 17, 2021 and incorporated by reference herein).

4.3	Form of Global Note with respect to the 6.00% Notes due 2026 (previously filed in connection with the Registrant’s Current Report on Form 8-K (File No. 814-00852), filed on December 17, 2021 and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 17, 2021	SuRo Capital Corp.

	By:	/s/ Allison Green
		Name:	Allison Green
		Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary